UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (833) 900-5366

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KDMN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events

On November 13, 2019, Kadmon Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Cantor Fitzgerald & Co., as representatives of the underwriters, relating to an underwritten offering (the “Offering”) of 26,000,000 shares of its common stock, par value $0.001 per share (the “Shares”), at an offering price of $3.40 per share. In addition, the Underwriting Agreement provides the underwriters in the Offering a 30-day option to purchase up to an additional 3,900,000 shares of common stock from the Company (the “Underwriters’ Option”).

The closing of the Offering is expected to take place on November 18, 2019, subject to the satisfaction of customary closing conditions. The Company estimates that the net proceeds from the Offering will be approximately $82.6 million, or approximately $95.1 million if the Underwriters’ Option is exercised in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Shares are being offered and sold pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-233766), which was declared effective by the Securities and Exchange Commission on September 24, 2019 (the “Registration Statement”), and a related prospectus supplement and an accompanying prospectus.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the legal opinion of Covington & Burling LLP relating to the Shares issued in the Offering is filed as Exhibit 5.1 to this Current Report and is hereby incorporated by reference into the Registration Statement.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 1.1 to this Current Report and is incorporated by reference herein.

Forward-Looking Statements

This Current Report contains forward-looking statements. All statements other than statements of historical facts contained in this Current Report may be forward-looking statements. Such statements include, but are not limited to the Company’s contemplated issuance of securities, the amount of proceeds from the Offering and the closing of the Offering. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “expects,” “plans,” “intends,” “believes” or “estimates” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For example, there are risks associated with the underwriters’ fulfilling their obligations to purchase the Shares and the Company’s ability to satisfy its conditions to close the Offering. Risk factors that may cause actual results to differ are discussed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of the date of this Current Report and does not undertake any obligation to update any forward-looking statements contained herein as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 13, 2019, by and among Kadmon Holdings, Inc., Jefferies LLC and Cantor Fitzgerald & Co., as representatives of the underwriters listed therein.
5.1	Opinion of Covington & Burling LLP.
23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: November 14, 2019	/s/ Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer